UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                                                          June 29, 2009

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                                                               June 23, 2009

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 23, 2009, Boardwalk Pipeline Partners, LP (the “Partnership”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Boardwalk Pipelines Holding Corp. (“BPHC”) to sell 6,684,857 common units representing limited partner interests in the Partnership (the “Units”) to BPHC in a private placement  (the “Private Placement”).  The negotiated purchase price for the Units was $21.99 per unit, the closing price of the common units on the New York Stock Exchange on June 22, 2009, for an aggregate purchase price of approximately $147 million.  The Private Placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it did not involve a public offering.  On June 26, 2009, the Partnership issued and sold the 6,684,857 common units to BPHC pursuant to the Unit Purchase Agreement.  An additional $3 million was contributed to the Partnership on behalf of Boardwalk GP, LP, the Partnership’s general partner (the “General Partner”), to maintain its 2% general partner interest.   A copy of the Unit Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  The description of the Unit Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Unit Purchase Agreement.

After giving effect to the Private Placement, BPHC, a wholly-owned subsidiary of Loews Corporation, owns approximately 114.2 million of the Partnership’s common units and all of the class B units. The General Partner is an indirect, wholly-owned subsidiary of BPHC and holds a 2.0% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

On June 26, 2009, in connection with the Unit Purchase Agreement, the Partnership entered into a Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with BPHC, amending and restating the amended and restated registration rights agreement dated November 4, 2008.  Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the Units issued to BPHC upon request of BPHC. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses.  In addition, pursuant to the terms of the Registration Rights Agreement, with respect to the first 27,869,466 units covered under the Registration Rights Agreement and sold to the public in one or more underwritten offerings, the Partnership shall reimburse selling holders for up to $0.914 per common unit for selling expenses incurred in connection with the sale of such units.  These registration rights are transferable to affiliates of BPHC and, in certain circumstances, to third parties.  A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.  The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
Exhibit 4.1	Second Amended and Restated Registration Rights Agreement, dated June 26, 2009, by and between Boardwalk Pipeline Partners, LP and Boardwalk Pipelines Holding Corp.
Exhibit 10.1	Unit Purchase Agreement, dated June 23, 2009, by and between Boardwalk Pipeline Partners, LP and Boardwalk Pipelines Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  BOARDWALK PIPELINE PARTNERS, LP

                                  By:    BOARDWALK GP, LP,
                        its general partner

                                By:    BOARDWALK GP, LLC,
                           its general partner

                                                                  By:    /s/ Jamie L. Buskill
                                 Jamie L. Buskill
Chief Financial Officer

Dated: June 29, 2009